NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

February 3, 2026	Contact:	Daniel E. Stopar
Chief Financial Officer and Treasurer
MATTHEWS INTERNATIONAL REPORTS RESULTS FOR
FISCAL 2026 FIRST QUARTER

Fiscal 2026 First Quarter Financial Highlights:
•Memorialization reports higher sales and adjusted EBITDA
•Commercialization of MPERIA® Axian Inkjet (XIJ) systems progressing well
•Proceeds from divestitures drive $174 million reduction in outstanding debt
•Redemption of $300 million of 8.625% Notes due 2027
•Company maintains outlook for fiscal 2026
•Webcast: Wednesday, February 4, 2026, 9:00 a.m., 203-518-9856

PITTSBURGH, PA, February 3, 2026 - Matthews International Corporation (NASDAQ GSM: MATW) today announced financial results for its first quarter of fiscal 2026.

In discussing the results for the Company’s fiscal 2026 first quarter, Joseph C. Bartolacci, President and Chief Executive Officer, stated:

“We are very pleased with our operating results for the fiscal 2026 first quarter. The Company reported earnings per share on a GAAP basis of $1.39 for the current quarter compared to a loss of $0.11 a year ago. We executed the previously announced sale of the warehouse automation business, receiving $225.4 million in cash proceeds and generating a gain on the divestiture. We also finalized the sale of the European packaging business, marking the full disposition of any controlling interests in the Brand Solutions segment. Additionally, the Memorialization segment reported higher sales and adjusted EBITDA compared to a year ago.

“Sales for the Memorialization segment for the fiscal 2026 first quarter were higher than a year ago primarily reflecting the recent acquisition of The Dodge Company. We expect this acquisition to be nicely accretive to earnings as we leverage the benefits of our Memorialization commercial platform and have already begun to realize cost synergies from integration. Inflationary price realization and higher sales volumes for caskets and cemetery memorials also contributed to sales growth in the quarter. The earnings impact of these sales increases and benefits from the segment’s ongoing productivity initiatives were significant factors in the segment’s improved operating margins.

“The Industrial Technologies segment reported a decline in sales for the fiscal 2026 first quarter. The decrease mainly resulted from challenges in our engineering business, including the impacts of the ongoing Tesla dispute. However, interest from other customers in our dry battery electrode solutions remains very strong, which we anticipate will start to convert to orders in the second half of fiscal 2026. Initial beta installations of the MPERIA® Axian Inkjet (XIJ) systems are performing well and we’ve received significant customer interest in the new product.

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026

“During the fiscal 2026 first quarter, we reduced consolidated outstanding debt by $174 million. The reduction primarily reflected the proceeds from the warehouse automation and European packaging divestitures, offset partly by unfavorable impacts from typical first quarter reductions in working capital, seasonally lower earnings and funding of expenditures associated with divestitures, strategic initiatives and other items. In January, we redeemed $300 million aggregate principal of 8.625% Senior Secured Second Lien Notes due 2027, which is expected to significantly reduce interest expense and improve future cash flow.

“Regarding the integration of the SGK business with SGS, the new company, Propelis Group (“Propelis”), has reported solid operating results since formation of the joint venture in May of 2025. The new management team has made good progress towards achieving its projected cost synergy estimate of approximately $60 million, much of which is expected to be realized in calendar 2026.

“The Board, with the support of J.P. Morgan, identified several alternatives for evaluation and consideration toward improving shareholder value and better alignment with the underlying value of the organization. The divestitures of SGK in 2025, and the warehouse automation and European packaging businesses this quarter are all outcomes of this effort to simplify Matthews’ business structure and enhance shareholder value. The Company’s strategic alternatives review remains ongoing.

"Lastly based on our results through December 31, 2025, and projections for the remainder of fiscal 2026. we are maintaining our previous earnings guidance of adjusted EBITDA of at least $180 million (which includes our estimated 40% share of Propelis adjusted EBITDA) for fiscal 2026."

Divestiture of the SGK Business

As previously reported, on May 1, 2025, the Company contributed the SGK business to a newly formed entity, Propelis, in exchange for cash and other consideration. The fiscal 2025 consolidated financial information presented in this release reflects the financial results of the SGK business through the closing date. As a result of the integration process of Propelis and transition to its stand-alone reporting systems, our 40% portion of the financial results of Propelis is reported on a one-quarter lag. Accordingly, the consolidated financial information presented in this release includes our 40% interest in the financial results of Propelis for the quarter ended September 2025.

Webcast

The Company will host a conference call and webcast on Wednesday, February 4, 2026 at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by dialing (203)-518-9856. The audio webcast can be monitored at www.matw.com. As soon as available after the call, a transcript of the call will be posted on the Investor Relations section of the Company’s website at www.matw.com.

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026
About Matthews International Corporation

Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 4,300 employees in 15 countries on four continents that are committed to delivering the highest quality products and services.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Matthews International Corporation and its consolidated subsidiaries (collectively “Matthews” or the “Company”) regarding the future, including statements regarding the anticipated benefits and risks associated with the joint venture transaction with Peninsula Parent LLC, d.b.a. Propelis Group (“Propelis”) and the timing thereof, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include risks to our ability to achieve the anticipated benefits of the joint venture transaction with Propelis that closed in fiscal year 2025, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and conflicts and related sanctions or trade restrictions involving Venezuela, the Company's plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company's plans and expectations with respect to its Board of Directors, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,
	2025	2024	% Change
Sales	$284,763	$401,842	(29.1)%
Cost of sales	(185,090)	(276,150)	(33.0)%
Gross profit	99,673	125,692	(20.7)%
Gross margin	35.0%	31.3%

Selling and administrative expenses	(112,392)	(111,410)	0.9%
Amortization of intangible assets	(2,966)	(8,608)	(65.5)%
Gain on divestitures, net	113,209	—	NM
Operating profit	97,524	5,674	1,618.8%
Operating margin	34.2%	1.4%

Interest and other deductions, net	(13,106)	(11,504)	13.9%
Income (loss) before income taxes	84,418	(5,830)	NM
Income taxes	(40,789)	2,358	NM

Net income (loss)	$43,629	$(3,472)	NM

Earnings (loss) per share -- diluted	$1.39	$(0.11)	NM

(Loss) earnings per share -- non-GAAP (1)	$(0.19)	$0.14	NM

Dividends declared per share	$0.255	$0.25	2.0%

Diluted Shares	31,464	31,110
(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release
NM: Not meaningful

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended December 31,
	2025	2024
Sales:
Memorialization	$204,175	$190,486
Industrial Technologies	69,015	80,533
Brand Solutions	11,573	130,823
	$284,763	$401,842

Adjusted EBITDA:
Memorialization	$38,949	$36,612
Industrial Technologies	(4,458)	1,832
Brand Solutions	12,694	12,292
Corporate and Non-Operating	(11,947)	(10,713)
Total Adjusted EBITDA (1)	$35,238	$40,023

(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)
(In thousands)

	December 31, 2025	September 30, 2025
ASSETS
Cash and cash equivalents	$31,357	$32,433
Accounts receivable, net	115,476	132,940
Inventories, net	192,378	202,827
Other current assets	149,932	151,968
Total current assets	489,143	520,168
Investments	287,118	288,637
Property, plant and equipment, net	191,255	224,575
Goodwill	431,794	487,561
Other intangible assets, net	93,762	105,958
Other long-term assets	59,794	67,543
Total assets	$1,552,866	$1,694,442

LIABILITIES
Long-term debt, current maturities	$7,271	$7,230
Other current liabilities	317,582	343,250
Total current liabilities	324,853	350,480
Long-term debt	529,756	703,602
Other long-term liabilities	155,041	159,418
Total liabilities	1,009,650	1,213,500

SHAREHOLDERS' EQUITY
Total shareholders' equity	543,216	480,942
Total liabilities and shareholders' equity	$1,552,866	$1,694,442

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026
CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(In thousands)

	Three Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$43,629	$(3,472)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	12,696	22,504
Gain on divestitures, net	(113,209)	—
Changes in working capital items	1,519	(39,170)
Other operating activities	3,373	(4,871)
Net cash used in operating activities	(51,992)	(25,009)

Cash flows from investing activities:
Capital expenditures	(5,257)	(9,532)
Acquisitions, net of cash acquired	(524)	(2,218)
Proceeds from sale of assets	3,476	13,249
Proceeds from divestitures	240,168	—
Other investing activities	(420)	(63)
Net cash provided by investing activities	237,443	1,436

Cash flows from financing activities:
Net (payments on) proceeds from long-term debt	(172,000)	31,949
Purchases of treasury stock	(5,163)	(4,275)
Dividends	(9,474)	(9,237)
Net cash (used in) provided by financing activities	(186,637)	18,437

Effect of exchange rate changes on cash	110	(2,167)

Net change in cash and cash equivalents	$(1,076)	$(7,303)

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026
Reconciliations of Non-GAAP Financial Measures

Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, constant currency sales, constant currency adjusted EBITDA, net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition and divestiture costs, ERP system integration costs, strategic initiative and other charges (which includes non-recurring charges related to certain commercial and operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Constant currency sales and constant currency adjusted EBITDA remove the impact of changes due to foreign exchange translation rates. To calculate sales and adjusted EBITDA on a constant currency basis, amounts for periods in the current fiscal year are translated into U.S. dollars using exchange rates applicable to the comparable periods of the prior fiscal year. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026
ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Three Months Ended December 31,
	2025	2024
Net income (loss)	$43,629	$(3,472)
Income tax provision (benefit)	40,789	(2,358)
Income (loss) before income taxes	$84,418	$(5,830)
Propelis depreciation, amortization, interest and other items (1)	15,203	—
Interest expense, including RPA and factoring financing fees (2)	15,301	16,854
Depreciation and amortization *	12,696	22,504
Acquisition and divestiture related items (3)**	1,118	577
Strategic initiatives and other items (4)**†	15,250	615
Gain on divestitures, net	(113,209)	—
Highly inflationary accounting losses (primarily non-cash) (5)	16	191
Stock-based compensation	4,407	4,979
Non-service pension and postretirement expense (6)	38	133
Total Adjusted EBITDA	$35,238	$40,023
Adjusted EBITDA margin	12.4%	10.0%

(1) Represents the Company's portion of depreciation, intangible amortization, interest expense, and other items incurred by Propelis.
(2) Includes fees for receivables sold under the RPA and factoring arrangements totaling $668 and $1,172 for the three months ended December 31, 2025 and 2024, respectively.
(3) Includes certain non-recurring items associated with recent acquisition and divestiture activities.
(4) )Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Also includes legal costs related to an ongoing dispute with Tesla, Inc. ("Tesla"), which totaled $8,997 and $6,867 for the three months ended December 31, 2025 and 2024, respectively. Fiscal 2025 includes net gains on the sales of certain significant property and other assets of $8,702. Fiscal 2025 also includes loss recoveries totaling $1,170 for the three months ended December 31, 2024 which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

5) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(6) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $8,147 and $7,202 for the Memorialization segment, $3,478 and $5,674 for the Industrial Technologies segment, $609 and $8,860 for the Brand Solutions segment, and $462 and $768 for Corporate and Non-Operating, for the three months ended December 31, 2025 and 2024, respectively.
** Acquisition and divestiture costs, ERP system integration costs, and strategic initiatives and other charges were $69 and $1,303 for the Memorialization segment, $10,353 and $4,119 for the Industrial Technologies segment, $3,493 and $714 for the Brand Solutions segment, and charges of $2,453 and income of $4,944 for Corporate and Non-Operating, for the three months ended December 31, 2025 and 2024, respectively.
† Strategic initiatives and other items includes charges for exit and disposal activities (including severance and other employee termination benefits) totaling expenses of $1,523 and $313 for the three months ended December 31, 2025 and 2024, respectively.

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026
ADJUSTED NET INCOME AND EPS RECONCILIATION (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,
	2025		2024
		per share		per share
Net income (loss) attributable to Matthews	$43,629	$1.39	$(3,472)	$(0.11)
Acquisition and divestiture costs (1)	777	0.03	355	0.01
Strategic initiatives and other charges (2)	12,569	0.40	704	0.02
Gain on divestitures, net	(72,295)	(2.30)	—	—
Highly inflationary accounting losses (primarily non-cash) (3)	16	—	191	0.01
Non-service pension and postretirement expense (4)	28	—	100	—
Amortization	2,224	0.07	6,456	0.21
Propelis amortization and other unusual items (5)	7,041	0.22	—	—
Adjusted net (loss) income	$(6,011)	$(0.19)	$4,334	$0.14

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 41.2% and 22.9% for the three months ended December 31, 2025 and December 31, 2024, respectively.
(1) Includes certain non-recurring costs associated with recent acquisition and divestiture activities.
(2) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Also includes legal costs related to an ongoing dispute with Tesla, Inc. ("Tesla"), which totaled $8,997 and $6,867 for the three months ended December 31, 2025 and 2024, respectively. Fiscal 2025 includes net gains on the sales of certain significant property and other assets of $8,702. Fiscal 2025 also includes loss recoveries totaling $1,170 for the three months ended December 31, 2024 which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(3) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(4) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

(5) Represents the Company's portion of amortization and other items incurred by Propelis.

Matthews International Reports Results for Fiscal 2026 First Quarter

February 3, 2026
CONSTANT CURRENCY SALES AND ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Memorialization	Industrial Technologies	Brand Solutions	Corporate and Non-Operating	Consolidated
Reported sales for the three months ended December 31, 2025	$204,175	$69,015	$11,573	$—	$284,763
Changes in foreign exchange translation rates	(485)	(2,874)	804	—	(2,555)
Constant currency sales for the three months ended December 31, 2025	$203,690	$66,141	$12,377	$—	$282,208

Reported adjusted EBITDA for the three months ended December 31, 2025	$38,949	$(4,458)	$12,694	$(11,947)	$35,238
Changes in foreign exchange translation rates	(35)	284	(55)	(65)	129
Constant currency adjusted EBITDA for the three months ended December 31, 2025	$38,914	$(4,174)	$12,639	$(12,012)	$35,367

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